                       [Letterhead of Paine Hamblen LLP]



                                                               Exhibit 5(a)(2)-4



                                                December 10, 1998


The Washington Water Power Company
1411 East Mission Avenue
Spokane, Washington 99202



Ladies and Gentlemen:


    We are acting as counsel to The Washington Water Power Company (the "Company") in connection with the proposed issuance of unsecured notes of the Company described in the Pricing Supplement attached hereto as Annex A (the "Pricing Supplement"), such notes being hereinafter called the "Offered Notes". The Offered Notes constitute a tranche of the unsecured debt securities in an aggregate principal of up to $250,000,000 (the "Debt Securities") to be issued pursuant to the terms of an indenture from the Company to The Chase Manhattan Bank, as trustee (the "Indenture"), to be issued and sold from time to time by the Company in one or more public offerings. The Offered Notes are to be issued as contemplated in the Pricing Supplement which constitutes a supplement to the prospectus which forms part of the registration statement on Form S-3 (Registration No. 333-39551), filed by the Company with the Securities and Exchange Commission for the registration of the Offered Notes as a tranche of the Debt Securities under the Securities Act of 1933, as amended (the "Act"), said registration statement, as amended by Amendment No. 1 thereto ("Amendment No. 1") and including the exhibits thereto, being hereinafter called the "Registration Statement".

    This opinion with respect to the Offered Notes is supplemental to our prior opinion dated April 20, 1998 also addressed to the Company with respect to the Debt Securities generally, which was filed with Amendment No. 1 as Exhibit 5(a)(1) to the Registration Statement.

    We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement,
(ii) the Indenture, (iii) the related resolutions of the Company's Board of Directors, (iv) the related orders of the Washington Utilities and Transportation Commission ("WUTC"), the California Public Utilities Commission ("CPUC"), the Idaho Public Utilities Commission ("IPUC") and the Public Utility Commission of Oregon ("OPUC"), and (v) a Certificate of Existence/Authorization issued by the Secretary of State of Washington. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to various facts material to the opinions expressed below, we have relied on certificates of public officials, certificates of officers or employees of the Company, representations contained in documents, and other oral or written assurances by officers or employees of the Company.

    Based upon the foregoing and subject to the qualifications herein expressed, we are of the opinion that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington; and we are also of the opinion that:
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                                      -2-


    (a) the issuance and sale by the Company of the Offered Notes as contemplated in the Registration Statement and the Pricing Supplement have been duly authorized by the Company's Board of Directors; and no further corporate action on the part of the Company is necessary to authorize such issuance and sale of the Offered Notes or in order for the Offered Notes, when so issued and sold, to constitute valid and binding obligations of the Company; and


    (b) the issuance and sale by the Company of the Offered Notes as contemplated in the Registration Statement and the Pricing Supplement have been duly authorized by appropriate orders of the WUTC, CPUC, IPUC and OPUC; each of such orders, to the best of our knowledge, remains in full force and effect on the date hereof; and no further approval, authorization, consent or other order of, or filing with, any governmental agency of the States of Washington, California, Idaho, Montana and Oregon is legally required for the authorization of such issuance and sale of the Offered Notes or in order for the Offered Notes, when so issued and sold, to constitute valid and binding obligations of the Company.


     The opinions expressed herein are limited to the laws of the States of Washington, California, Idaho, Montana and Oregon (excluding therefrom principles of conflicts of laws, state securities or blue sky laws and laws of political subdivisions of such States).

     This opinion is given as of the date hereof, without any obligation upon us to update this opinion or to advise the addressee hereof or any other party of any changes in circumstances or laws that may hereafter be brought to our attention or occur which may affect this opinion.

     We hereby consent to the filing of this opinion as Exhibit 5(a)(2)-4 to the Registration Statement and to the references to our firm, as counsel, under the headings "Legal Matters" in the prospectus which forms a part of the Registration Statement and in the supplement to such prospectus dated April 24, 1998 and the Pricing Supplement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations promulgated thereunder. Except as expressly permitted hereby, this opinion may not be used, delivered, circulated, filed, quoted or otherwise referred to.


                                                Very truly yours,



                                                PAINE, HAMBLEN, COFFIN,
                                                       BROOKE & MILLER LLP


                                                /s/ Paine-Hamblen
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                                    Annex A

Pricing Supplement No. 4                             Filing under Rule 424(b)(3)
Dated December 10, 1998                              Registration No. 333-39551
(To Prospectus dated April 22,
1998 as supplemented by the
Prospectus Supplement dated
April 24, 1998)


                      THE WASHINGTON WATER POWER COMPANY
                          Medium-Term Notes, Series C

                              ------------------


Principal amount: $25,000,000                       Redeemable: Yes     No X
                                                                   ---    ---
Original Interest Accrual Date: December 10, 1998   Initial Redemption Date:
Stated Maturity: December 10, 2008                  Initial Redemption Price:
Interest Rate:  6.06%                               Reduction Percentage:
Interest Payment Dates: April 1 and October 1       Redemption Limitation Date:
Regular Record Dates:  March 15 and September 15

                            Redeemable at Holder's Option: Yes     No X
                                                              ---    ---
                               Holder's Option Redemption Date(s):
                               Redemption Price:

                            OID: Yes     No X
                                    ---    ---
                            Total Amount of OID (%):
                            Yield to Maturity (%):
                            Initial Accrual
                               Period OID (%):
                               (Constant - Yield Method)

                       -----------------------------------

Use of Proceeds:       To reduce short-term debt.



Other Provisions:      N/A


                       -----------------------------------

As used herein, "N/A" means "Not Applicable".

                       -----------------------------------

MORGAN STANLEY DEAN WITTER
                            MERRILL LYNCH & CO.
                                                 SALOMON SMITH BARNEY